Exhibit 99.1

Hannon Armstrong Sustainable Infrastructure Capital, Inc. Provides Post IPO Update and Reports Q1 Pre IPO Results

Annapolis, MD – (PR Newswire) – May 23, 2013 – Hannon Armstrong Sustainable Infrastructure Capital, Inc. (“Hannon Armstrong”; NYSE: HASI), a leading specialty finance company that provides debt and equity financing for sustainable infrastructure projects, today reported financial results for its pre-IPO predecessor, Hannon Armstrong Capital, LLC (the “Predecessor”), for the period ended March 31, 2013. These results are prior to the Initial Public Offering (“IPO”) successfully completed on April 23, 2013.

Post IPO Update

•	Raised $166.7 million in gross proceeds ($155.4 million after underwriters’ discount).

•	Additional $10.2 million raised from underwriters’ option ($9.5 million after underwriters’ discount).

•	Closed $109 million of transactions, including $48 million of the $110 million initial portfolio targeted for acquisition in the IPO.

•	Paid $3.7 million to pay off existing credit facility.

•	On track to begin dividend payments after completion of second quarter.

“We are pleased to have completed our IPO in April, and have had a successful 30 days since the closing of the IPO. Our team is busy putting the capital to work in our yield-oriented target markets of energy efficiency, clean energy and sustainable infrastructure investments,” said Chief Executive Officer Jeffrey Eckel. “As expected, the offering has resulted in increased investment opportunities, confirming management’s strategy to take the firm public.”

IPO Transaction

Hannon Armstrong is a self-advised and self-administered real estate investment trust that provides debt and equity financing for sustainable infrastructure projects that increase energy efficiency, provide cleaner energy sources, positively impact the environment or make more efficient use of natural resources. Hannon Armstrong completed its IPO on April 23, 2013. The IPO resulted in the sale of 13,333,333 common shares at a price per share of $12.50 and generated net proceeds, after the underwriters’ discount, of $155.4 million. An additional $10.2 million ($9.5 million net after underwriters’ discount) was raised from an exercise of the underwriters’ over allotment option in May 2013.

Dividend

Hannon Armstrong intends to commence paying a dividend following its first full quarter of operations (June 2013) and grow the dividend in subsequent quarters as its capital is deployed. The dividend policy will be to target distributions equal to its taxable income over time.

March 31, 2013 Financial Results of Predecessor, Hannon Armstrong Capital, LLC

As required under SEC rules, the Company today filed a 10-Q for the results of operations for Hannon Armstrong Capital, LLC, its predecessor, for the first quarter of 2013. The financial statements covered in this quarterly report present the pre-IPO balance sheet of Hannon Armstrong as of March 31, 2013 and the financial condition and results of operations of the Predecessor, the entity which operated the historical business prior to the consummation of Hannon Armstrong’s IPO in April 2013. The information provided in this report reflects the financial condition of only the Predecessor as of March 31, 2013 and December 31, 2012. The condensed consolidated financial data for the Predecessor is not necessarily indicative of Hannon Armstrong’s results of operations, cash flows or financial position following the completion of the IPO and formation transactions.

The Predecessor reported investment revenue from financing receivables of $2.7 million for the quarter ended March 31, 2013 as compared to $2.6 million in the same period last year. After backing out investment interest expense, net investment revenue was flat at $0.5 million. The Predecessor completed no securitization transactions during the quarter. When combined with slightly lower fee income, other investment revenue declined to $0.3 million from $1.5 million in the same period a year ago. Thus total revenue, net of interest expense fell to $0.8 million compared to $2.0 million in the first quarter of 2012.

Expenses were largely unchanged at $2.0 million after adjusting for the $0.3 million loss in 2012 from an equity investment no longer held by the Predecessor. The net loss for the quarter was $1.2 million in 2013 as compared to a $0.3 million loss in the same period last year. There were no material changes in the balance sheet and cash declined by $4.7 million to $3.3 million as a result of the loss and payments of $0.5 million on the credit facility and approximately $3 million of IPO and other accrued liabilities. The balance sheet and statement of operations of the Predecessor is attached to this release as an exhibit.

Conference Call and Webcast Information

Hannon Armstrong will host an investor conference call today at 5:00 pm ET. Interested parties are invited to listen to the conference call by dialing 1-877-407-0784, or for international callers, 1-201-689-8560, and provide conference ID # 413182 or ask for the Hannon Armstrong conference call. Replays of the entire call will be available through May 30, 2013 at 1-877-870-5176, or, for international callers, at 1-858-384-5517, conference ID # 413182. A webcast of the conference call will also be available through the Investor Relations section of the Company’s website, www.hannonarmstrong.com. A copy of this press release is also available on the Company’s website.

About Hannon Armstrong

Hannon Armstrong is a specialty finance company that provides debt and equity financing for sustainable infrastructure projects. We focus on profitable sustainable infrastructure projects that increase energy efficiency, provide cleaner energy sources, positively impact the environment or make more efficient use of natural resources. We began our business more than 30 years ago, and since 2000, using our direct origination platform, we have provided or arranged over $4.0 billion of financing in more than 450 sustainable infrastructure transactions. Hannon Armstrong focuses on projects that have high credit quality obligors, fully contracted revenue streams and inherent economic value.

Hannon Armstrong Sustainable Infrastructure Capital, Inc., based in Annapolis, MD, has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes beginning with the year ending December 31, 2013.

Forward Looking Statements

Some of the information contained in this document are forward-looking statements and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words such as “believe,” “expect, “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” or similar expressions, are intended to identify such forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements include those discussed under the caption “Risk Factors” included in our prospectus dated April 17, 2013 that was filed with the U.S. Securities and Exchange Commission under SEC Registration number 333-186711, as well as in other reports that we file with the SEC. Those factors include:

•

the state of government legislation, regulation and policies that support energy efficiency, renewable energy and sustainable infrastructure projects and that enhance the economic feasibility of energy efficiency, renewable energy and sustainable infrastructure projects and the general market demands for such projects;

•	market trends in our industry, energy markets, commodity prices, interest rates, the debt and lending markets or the general economy;

•	our business and investment strategy; our relationships with originators, investors, market intermediaries and professional advisers;

•

competition from other providers of financing; actions and initiatives of the U.S. federal, state and local government and changes to U.S. federal, state and local government policies and the execution and impact of actions, initiatives and policies undertaken by these authorities;

•	the state of the U.S. economy generally or in specific geographic regions, states or municipalities; economic trends and economic recoveries;

•

our ability to obtain and maintain financing arrangements on favorable terms, including securitizations; general volatility of the securities markets in which we participate; changes in the value of our assets;

•	our portfolio of assets; our investment and underwriting process;

•	interest rate and maturity mismatches between our assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	changes in commodity prices;

•	effects of hedging instruments on our assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to qualify, and maintain our qualification, as a REIT for U.S. federal income tax purposes

•	our ability to maintain our exception from registration under the Investment Company Act of 1940;

•	availability of opportunities to originate energy efficiency, renewable energy and sustainable infrastructure projects;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

Forward-looking statements are based on estimates as of the date of this press release. We disclaim any obligation to publicly release the results of any revisions to these forward-looking statements reflecting new estimates, events or circumstances after the date of this report.

The risks included here are not exhaustive. Additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on  forward-looking statements as a prediction of actual results.

HANNON ARMSTRONG CAPITAL LLC

(PREDECESSOR OF HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.)

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2013	December 31, 2012
Assets
Investment in financing receivables	$192,251,894	$191,398,717
Securitization assets	5,873,268	6,230,948
Cash and cash equivalents	3,316,510	8,024,271
Restricted cash	55,000	55,000
Due from affiliates	55,296	309,967
Intangible assets, net	1,882,521	1,970,313
Goodwill	3,798,411	3,798,411
Other assets	4,367,911	997,943

Total Assets	$211,600,811	$212,785,570

Liabilities and members’ equity
Liabilities:
Accounts payable and accrued expenses	$6,931,734	$6,812,575
Credit facility	3,641,477	4,169,818
Nonrecourse debt	196,603,665	195,952,169

Total Liabilities	207,176,876	206,934,562

Members’ equity:
Series A Participating Preferred Units	—	—
Class A Common Units	68,400	68,400
Retained earnings	4,291,643	5,510,466
Accumulated other comprehensive income	63,892	272,142

Total members’ equity	4,423,935	5,851,008

Total liabilities and members’ equity	$211,600,811	$212,785,570

HANNON ARMSTRONG CAPITAL LLC

(PREDECESSOR OF HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
Net Investment Revenue:
Income from financing receivables	$2,710,824	$2,633,126
Investment interest expense	(2,236,289)	(2,140,320)

Net Investment Revenue	474,535	492,806
Other Investment Revenue:
Gain on securitization of receivables	—	1,095,057
Fee income	280,864	424,829

Other Investment Revenue	280,864	1,519,886

Total Revenue, net of investment interest expense	755,399	2,012,692

Compensation and benefits	(1,151,794)	(1,376,379)
General and administrative	(689,689)	(461,481)
Depreciation and amortization of intangibles	(104,635)	(111,408)
Other interest expense	(48,636)	(75,421)
Other income	1,547	14,157
Unrealized gain on derivative instruments	18,985	14,795
Loss from equity method investment in affiliate	—	(313,723)

Other Expenses, net	(1,974,222)	(2,309,460)

Net Loss	$(1,218,823)	$(296,768)